Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-    ) pertaining to the Stereotaxis, Inc. 2022 Stock Incentive Plan, and 2022 Employee Stock Purchase Plan, of our report dated March 10, 2022 with respect to the financial statements and schedule of Stereotaxis, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
August 11, 2022